UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	0-50363 (Commission File Number)	020681276 (IRS Employer Identification No.)

1616 Anderson Road, Suite 208 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Gladstone Commercial Corporation

Amendment No. 1 to Current Report on Form 8-K/A

Gladstone Commercial Corporation (the “Company”) hereby amends Items 2 and 7 of its Current Report on Form 8-K, which was filed on January 16, 2004, as set forth in the pages attached hereto:

Item 2. Acquisition or Disposition of Assets

Financial statements for 208 South Rogers Lane acquired during the fourth quarter of 2003 are presented in Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:

Audited historical summary of revenue and certain expenses of 208 South Rogers Lane for the year ended December 31, 2002 and unaudited historical summaries of revenues and certain expenses of 208 South Rogers Lane for the nine months ended September 30, 2003 and 2002.

(b)	Pro Forma Financial Information

Pro forma Condensed Consolidated Balance Sheet of the Company as of September 30, 2003.

Pro forma Consolidated Statement of Income of the Company for the period February 14, 2003 (inception) through September 30, 2003 (unaudited).

Notes to Pro Forma Consolidated Balance Sheet and Statement of Income (unaudited).

(c)	Exhibits.

There are no exhibits filed with this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

March 8, 2004	By:/s/ Harry Brill (Harry Brill, Chief Financial Officer)

208 South Rogers Lane
Index
December 31, 2002

Page(s)
Report of Independent Auditors	1
Historical Summaries
Revenue and Certain Expenses	2 - 3
Notes to Historical Summaries	4 - 5

Report of Independent Auditors

To the Board of Directors and Stockholders of Gladstone Commercial Corporation:

We have audited the accompanying historical summary of revenue and certain expenses of 208 South Rogers Lane (the “Property”) as described in Note 1 for the year ended December 31, 2002. This historical summary is the responsibility of the Property’s management; our responsibility is to express an opinion on this historical summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K/A of Gladstone Commercial Corporation) as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 2, of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 5, 2004

208 South Rogers Lane
Historical Summary of Revenue and Certain Expenses
Year Ended December 31, 2002

Revenue
Rental revenue	$545,541
Certain Expenses
Professional fees and other	2,035

Revenue in excess of certain expenses	$543,506

The accompanying notes are an integral part of these financial statements.

208 South Rogers Lane
Historical Summary of Revenue and Certain Expenses
Nine Months Ended September 30, 2003 and 2002 (unaudited)

	2003	2002
Revenue
Rental revenue	$407,115	$409,156
Certain Expenses
Professional fees and other	1,827	1,925

Revenue in excess of certain expenses	$405,288	$407,231

The accompanying notes are an integral part of these financial statements.

208 South Rogers Lane
Notes to Historical Summary of Revenue and Certain Expenses

1.	Business

The accompanying historical summary of revenue and certain expenses relates to the operations of 208 South Rogers Lane (the “Property”), consisting of the revenue and certain expenses of one office building located in Raleigh, North Carolina.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in connection with Gladstone Commercial Corporation’s acquisition of the Property. The historical summary is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Gladstone Commercial Corporation in future operations of the Property, have been excluded.

Unaudited Interim Statements

The historical summaries of revenue and certain expenses for the nine months ended September 30, 2003 and 2002 are unaudited. As a result, these interim historical summaries should be read in conjunction with the historical summary and notes included in the December 31, 2002 historical summary of revenue and certain expenses. The interim historical summaries reflect all adjustments which management believes are necessary for the fair presentation of the historical summaries of revenue and certain expenses for the interim periods presented. These adjustments are of a normal recurring nature. The historical summaries of revenue and certain expenses for such interim periods are not necessarily indicative of the results for a full year.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenant

During 2002, the Property’s total rental revenue of $545,541 was attributable to one tenant.

Operating Expenses

The Property has recorded costs (primarily professional fees) totaling $2,035 in property operating expenses. These expenses may not be recorded in such a manner going forward and are not necessarily indicative of expenses that the Property will incur in future operations.

The lease discussed in Notes 3 requires the tenant to pay directly substantially all of the Property's operating expenses. These expenses are not included in the accompanying historical summaries, including approximately $45,000 in property taxes that Gladstone Commercial Corporation will be required to pay if the tenant fails to pay them.

208 South Rogers Lane
Notes to Historical Summary of Revenue and Certain Expenses

3.	Rental Revenue

On December 15, 1997, the Property entered into a lease agreement with ABB Power T&D Company (“ABB”) for the entire building and parking garage. The lease had an initial term of 7 years and 2 months. On December 4, 2002 Elster Electricity, LLC (Elster) purchased all of the assets and assumed all of the liabilities of the meters division of ABB, including the lease. Effective May 1, 2003, the Property amended the original lease agreement to include Elster as tenant and extended the term of the lease agreement for 7 years and 3 months from the effective date. The lease provides for one renewal option of 5 years with fixed rent increases of 3% per year. Future minimum rentals as of December 31, 2002 to be received under the amended tenant lease are as follows:

Years Ending
2003	$530,093
2004	513,519
2005	528,924
2006	544,792
2007	561,136
Thereafter	1,528,455

Gladstone Commercial Corporation
Pro Forma Consolidated Financial Information
(unaudited)

The following information reflects pro forma consolidated balance sheet data as of September 30, 2003 of Gladstone Commercial Corporation (the “Company”) and the consolidated statement of income for the period February 14, 2003 (inception) through September 30, 2003.

The pro forma consolidated balance sheet data is presented as if the acquisition of 208 South Rogers Lane occurred on September 30, 2003.

The pro forma consolidated statement of income for the period February 14, 2003 (inception) through September 30, 2003 is presented as if the acquisition of 208 South Rogers Lane occurred on February 14, 2003 (inception).

The pro forma financial information does not purport to present the financial position or results of operations of the Company and the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the notes to the pro forma consolidated balance sheet and statement of income and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its September 30, 2003 10Q and the financial statements and related notes of the acquired property included elsewhere in this report.

Gladstone Commercial Corporation
Pro Forma Consolidated Balance Sheet as of September 30, 2003 (unaudited)

	Gladstone	Purchase of	Pro Forma
	Commercial	208 South	Company
	Corporation	Rogers Lane	Consolidated

	A	B
ASSETS:
Real estate:
Land	$—	$960,000	$960,000
Building	—	3,740,996	3,740,996
Tenant improvements	—	739,776	739,776
Accumulated depreciation	—	—	—

	—	5,440,772	5,440,772

Cash and cash equivalents	104,892,431	(5,800,000)	99,092,431
Prepaid assets	267,058		267,058
Lease intangibles	—	359,228	359,228

Total Assets	$105,159,489	$—	$105,159,489

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities:
Due to Adviser	$41,203	$—	$41,203

Stockholders’ Equity:
Common stocks	7,642	—	7,642
Additional paid-in capital	105,225,506	—	105,225,506
Retained deficit	(114,862)	—	(114,862)

Total Stockholders’ Equity	105,118,286	—	105,118,286

Total Liabilities and Stockholders’ Equity	$105,159,489	$—	$105,159,489

See accompanying notes to the pro forma consolidated balance sheet and consolidated statement of income.

Gladstone Commercial Corporation
Pro Forma Consolidated Statement of Income from February 14, 2003 (Inception)
to September 30, 2003 (unaudited)

	Gladstone	208 South	Pro Forma	Pro Forma
	Commercial	Rogers Lane	Adjustments	Company
	Corporation			Consolidated

	C	D	E
OPERATING REVENUES:
Base rents	$—	$339,263	$—	$339,263
OPERATING EXPENSES:
Management advisory fee	124,096	—	—	124,096
Depreciation & amortization	—	—	163,867	163,867
Insurance	50,506	—	—	50,506
Directors fees	12,333	—	—	12,333
Professional fees	10,000	—	—	10,000
Organizational costs	5,549	—	—	5,549
General & administrative	3,910	7,048	—	10,958

Total expenses from operations:	206,394	7,048	163,867	377,309

Net loss from operations	(206,394)	332,215	(163,867)	(38,046)
INTEREST INCOME	91,532	—	—	91,532

NET INCOME/(LOSS)	$(114,862)	$332,215	$(163,867)	$53,486

See accompanying notes to the pro forma consolidated balance sheet and consolidated statement of income.

Gladstone Commercial Corporation
Notes to Pro Forma Consolidated Balance Sheet and Consolidated Statement of Income
(unaudited)

A	Reflects the Company’s historical consolidated balance sheet as of September 30, 2003, as reported on Form 10-Q.

B	Reflects the acquisition of 208 South Rogers Lane for $5,800,000 in cash from the proceeds of the initial public offering. The purchase price for the property acquired has been allocated to assets acquired at their estimated fair value.

C	Represents the historical consolidated statement of operation for the period February 14, 2003 (inception) through September 30, 2003 as reported on Form 10-Q.

D	Reflects the historical statement of operation for 208 South Rogers Lane for the period February 14, 2003 (inception) through September 30, 2003.

E	Reflects adjusted depreciation and amortization related to the acquisition of 208 South Rogers Lane. The building has an estimated useful life of 39 years and the tenant improvements are being depreciated over their remaining useful life of 6.61 years. The lease intangibles are being amortized over their remaining useful life of 6.61 years.